United States version	Exhibit 10.3
MONEYGRAM INTERNATIONAL, INC.
2005 OMNIBUS INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
As Adopted February 15, 2006
(NQSO — US)
     This Non-Qualified Stock Option Agreement is between MoneyGram International, Inc., a Delaware corporation (Corporation) and the person (Grantee) named in the accompanying Notice of Stock Option Grant (Notice). This Agreement is effective as of the date of grant set forth in the Notice (Grant Date).
     The Corporation desires to provide Grantee with an opportunity to purchase shares of the Corporation’s Common Stock, par value $0.01 (Common Stock), as provided in this Agreement, in order to carry out the purpose of the MoneyGram International, Inc. 2005 Omnibus Incentive Plan (Plan).
     The Corporation hereby grants to Grantee, effective as of the Grant Date, the right and option (Option) to purchase all or any part of the aggregate number of shares of Common Stock set forth in the Notice, on the terms and conditions contained in this Agreement and in accordance with the terms of the Plan. The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code). The per share purchase price of the shares subject to the Option shall be the purchase price per share set forth in the Notice.
     1. Option Period and Termination of Employment of Grantee. The period during which this Option may be exercised (Option Period) is the period beginning on the date hereof and ending ten (10-) years from such date, subject to Section 2 below, and during this period this Option may be exercised only by the Grantee personally and while an employee of the Corporation or a subsidiary or division thereof (Affiliate), except that:
     (a) If the Grantee ceases to be an employee of the Corporation or any Affiliate of the Corporation for any reason, excluding death, disability, retirement and termination of employment for cause, the option rights hereunder (as they exist on the day the Grantee ceases to be an employee) may be exercised only within a period of three (3) months thereafter, subject to the notice requirements and forfeiture provisions set forth below, or prior to the expiration of the Option Period, whichever shall occur sooner. If Grantee is an employee and is terminated for cause all option rights subject to this Agreement shall expire immediately upon the giving to such Grantee of notice of such termination.
     (b) If the Grantee ceases to be an employee of the Corporation or any Affiliate of the Corporation due to death, or dies within the three month or two year periods referred to in Sections (a) or (c) of this Section 1, the option rights hereunder (as they exist immediately prior to the Grantee’s death) may be exercised by the Grantee’s personal representative only during a period of twelve (12) months thereafter in the case of death and only during a period of two (2) years thereafter in the case of disability, provided, if the Grantee dies within such two-year period, any unexercised option held by the Grantee will, notwithstanding the expiration of such two-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death, subject in each case to the notice requirements set forth below, or prior in each case to the expiration of the Option Period, whichever shall occur sooner.
     (c) If the Grantee ceases to be an employee of the Corporation or any Affiliate of the Corporation by reason of disability, the option rights hereunder (as they exist on the day the Grantee ceases to be an employee) may be exercised only within a period of two (2) years thereafter, subject to Section 2 below including the notice requirements set forth therein, or prior to the expiration of the Option Period, whichever shall occur sooner.
     (d) If the Grantee ceases to be an employee of the Corporation or any Affiliate of the Corporation by reason of retirement, the option rights hereunder (as they exist on the day the Grantee ceases to be an employee) may be exercised only within a period of five (5) years thereafter, subject to the terms and conditions of this Agreement

United States version
including the notice requirements and non-compete and forfeiture provisions set forth herein, or prior to the expiration of the Option Period, whichever shall occur sooner.
     (e) For purposes of this Agreement, termination for cause shall mean a termination which results from:
(i)	a willful and continued failure to perform the required duties of the Grantee’s position;

(ii)	a breach of Grantee’s fiduciary duty to the Corporation;

(iii)	an act of willful or gross misconduct, whether or not such act is the basis for a determination by Company pursuant to 3(c) or (d) below that Grantee has engaged in misconduct or acts contrary to the Corporation; or

(iv)	a conviction or guilty plea to a felony or to a misdemeanor involving an act or acts of fraud, theft or embezzlement.
               The Corporation’s determination of whether a termination was for cause shall be made by the Human Resources Committee of the Corporation’s Board of Directors, in the case of executive officers of the Corporation, and by the Chief Executive Officer and General Counsel of the Corporation, in the case of all other officers and employees.
     2. Method of Exercise of this Option. This Option may be exercised in the manner hereinafter prescribed, in whole or in part, at any time or from time to time, during the Option Period as follows.
     (a) One third of the Shares hereby optioned at any time after one year from the date hereof,
     (b) One third of the Shares hereby optioned at any time two years from the date hereof, and
     (c) the balance of the Shares hereby optioned at any time after three years from the date hereof. This Option shall not be exercisable prior to the expiration of one year from the date of grant, except as otherwise specified in the Plan. All purchases hereunder must be completed within the time periods prescribed herein for the exercise thereof.
     (d) Notwithstanding Sections (a), (b), and (c) of this Section 2 if the Grantee ceases to be an employee of the Corporation by reason of death, disability or retirement, this Option (to the extent valid and outstanding as of the date such Grantee ceases to be an employee) if not then exercisable shall become fully exercisable to the full extent of the original grant; provided, however, that if such date on which such Grantee ceases to be an employee is within six months of the date of grant of a particular Stock Option held by a Grantee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act this Option shall not become fully exercisable until six months and one day after such date of grant.
          On or before the expiration of the Option Period specified herein, written notice of the exercise of this Option with respect to all or a part of the Common Stock hereby optioned may be mailed or delivered to the Corporation by the Grantee in such form as the Corporation may require, properly completed and among other things stating the number of Shares of Common Stock with respect to which the Option is being exercised, and specifying the method of payment for such Common Stock. The notice must be mailed or delivered prior to the expiration of this Option.
          Before any stock certificates shall be issued or book entry made reflecting the transfer of shares to Grantee, the entire purchase price of the Common Stock purchased shall be paid to the Corporation. Certificates will be issued to the purchaser, or book entry made, as soon as practicable thereafter. Failure to pay the purchase price for any Common Stock within the time specified in said notice shall result in forfeiture of the Grantee’s right to purchase the Common Stock at a later date and the number of shares of Common Stock which may thereafter be purchased hereunder shall be reduced accordingly.

United States version
          The purchase price may be paid either entirely in cash or in whole or in part with unrestricted Common Stock already owned by the Grantee. If the Grantee elects to pay the purchase price entirely in cash, he will be notified of the purchase price by the Corporation. If the Grantee elects to pay the purchase price either substantially all with Common Stock or partly with Common Stock and the balance in cash, he will be notified by the Corporation of the fair market value of the Common Stock on the exercise date and the amount of Common Stock or cash payable. Within five business days after the exercise date, the Grantee shall deliver to the Corporation either cash or Common Stock certificates, in negotiable form, at least equal in value to the purchase price, or that portion thereof to be paid for with Common Stock, together with cash sufficient to pay the full purchase price. Only full Shares of Common Stock shall be utilized for payment purposes.
          To the extent permissible under applicable tax, securities, and other laws, the Corporation may, in its sole discretion, permit Grantee to satisfy a tax withholding requirement by surrendering Shares, including Shares to which Grantee is entitled as a result of the exercise of this Option, in such manner as the Corporation shall choose in its discretion, to satisfy such requirement.
     3. Forfeiture and Repayment Provisions. Unless a Change in Control (as defined below) shall have occurred after the date hereof:
     (a) Certification. The right to exercise this Option shall be conditional upon certification by the Grantee at time of exercise that the Grantee has read and understands the forfeiture and repayment provisions set forth in this Section 3, that the Grantee has not engaged in any misconduct or acts contrary to the Corporation as described below, and that Grantee has no intent to leave employment with the Corporation or any of its Affiliates for the purpose of engaging in any activity or providing any services which are contrary to the spirit and intent of Section 3(b).
     (b) Non-Compete. Unless a Change in Control (as defined below) shall have occurred after the date hereof:
               (i) In order to better protect the goodwill of the Corporation and its Affiliates and to prevent the disclosure of the Corporation’s or its Affiliates’ trade secrets and confidential information and thereby help insure the long-term success of the business, the Grantee, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, agent, consultant, owner of more than five (5) percent of any enterprise or otherwise, for a period of two (2) years following the date of the Grantee’s termination of employment with the Corporation or any of its Affiliates, in connection with the manufacture, development, advertising, promotion, design, or sale of any service or product which is the same as or similar to or competitive with any services or products of the Corporation or its Affiliates (including both existing services or products as well as services or products known to the Grantee, as a consequence of the Grantee’s employment with the Corporation or one of its Affiliates, to be in development):
                    (1) with respect to which the Grantee’s work has been directly concerned at any time during the two (2) years preceding termination of employment with the Corporation or one of its Affiliates, or
                    (2) with respect to which during that period of time the Grantee, as a consequence of the Grantee’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its Affiliates.
               (ii) For purposes of the provisions of Section 3(b), it shall be conclusively presumed that the Grantee has knowledge of information he or she was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.
               (iii) The Corporation is authorized to suspend or terminate this Option and any other outstanding stock option or stock appreciation right held by the Grantee prior to or after termination of employment if the Grantee engages in any conduct agreed to be avoided pursuant to the provisions of Section 3(b) at any time

United States version
within the two (2) years following the date of the Grantee’s termination of employment with the Corporation or any of its Affiliates.
               (iv) If, at any time within two (2) years after the date of the Grantee’s termination of employment with the Corporation or any of its Affiliates, Grantee engages in any conduct agreed to be avoided pursuant to the provisions of Section 3(b), then any gain (without regard to tax effects) realized by Grantee from the exercise of this Option, in whole or in part, shall be paid by Grantee to the Corporation. Grantee consents to the deduction from any amounts the Corporation or any of its Affiliates owes to Grantee to the extent of the amounts Grantee owes the Corporation hereunder.
     (c) Misconduct. Unless a Change in Control shall have occurred after the date hereof:
               (i) The Corporation is authorized to suspend or terminate this Option and any other outstanding stock option or stock appreciation right held by the Grantee prior to or after termination of employment if the Corporation reasonably determines that during the Grantee’s employment with the Corporation or any of its Affiliates:
                    (1) Grantee knowingly participated in misconduct that causes a misstatement of the financial statements of MoneyGram International, Inc. or any of its Affiliates or misconduct which represents a material violation of any code of ethics of the Corporation applicable to the Grantee or of the Always Honest compliance program or similar program of the Corporation; or
                    (2) Grantee was aware of and failed to report, as required by any code of ethics of the Corporation applicable to the Grantee or by the Always Honest compliance program or similar program of the Corporation, misconduct that causes a misstatement of the financial statements of MoneyGram International, Inc.or any of its Affiliates or misconduct which represents a material knowing violation of any code of ethics of the Corporation applicable to the Grantee or of the Always Honest compliance program or similar program of the Corporation.
               (ii) If, at any time after the Grantee exercises this Option in whole or in part, the Corporation reasonably determines that the provisions of Section 3(c) applies to the Grantee, then any gain (without regard to tax effects) realized by the Grantee from such exercise shall be paid by Grantee to the Corporation. The Grantee consents to the deduction from any amounts the Corporation or any of its Affiliates owes to the Grantee to the extent of the amounts the Grantee owes the Corporation under this Section 3.
     (d) Acts Contrary to Corporation. Unless a Change in Control shall have occurred after the date hereof:
               (i) The Corporation is authorized to suspend or terminate this Option and any other outstanding stock option or stock appreciation right held by the Grantee prior to or after termination of employment if the Corporation reasonably determines that Grantee has acted significantly contrary to the best interests of the Corporation, including, but not limited to, any direct or indirect intentional disparagement of the Corporation.
               (ii) If, at any time within two (2) years after the Grantee exercises this Option in whole or in part, the Corporation reasonably determines that Grantee has acted significantly contrary to the best interests of the Corporation, including, but not limited to, any direct or indirect intentional disparagement of the Corporation, then any gain (without regard to tax effects) realized by the Grantee from such exercise shall be paid by Grantee to the Corporation. The Grantee consents to the deduction from any amounts the Corporation or any of its Affiliates owes to the Grantee to the extent of the amounts the Grantee owes the Corporation under this Section 3.
     (e) The Corporation’s reasonable determination required under Sections 3(c)(i) and (ii) and 3(d)(i) and (ii) shall be made by the Human Resources Committee of the Corporation’s Board of Directors, in the case of executive officers of the Corporation, and by the Chief Executive Officer and General Counsel of the Corporation, in the case of all other officers and employees.

United States version
     4. Non-Transferability of this Option. This Option may not be assigned, encumbered or transferred, in whole or in part, except by the Grantee’s will or in accordance with the applicable laws of descent and distribution or as otherwise provided or permitted under the Plan, except that a Grantee holding a Non-Qualified Stock Option may designate as the transferee of any such Option any member of such Grantee’s “Immediate Family”(as defined in Rule 16a, as promulgated by the Commission under the Exchange Act) or to a trust whose beneficiaries are members of such Grantee’s Immediate Family, without payment of consideration, to have the power to exercise such Option, and be subject to all the conditions of such Option prior to such designation, such power to exercise to become effective only in the event that such Grantee shall die prior to exercising such Option.
     5. Adjustments for Changes in Capitalization of Corporation. The Common Stock covered by this Option is, at the option of the Corporation, either authorized but unissued or reacquired Common Stock. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock during the Option Period, the number of Shares of Common Stock which may thereafter be purchased pursuant to this Option and the purchase price per share, shall be appropriately adjusted, or other appropriate substitutions shall be made, and the determination of the Board of Directors of the Corporation, or the Human Resources Committee of the Board of Directors, as the case may be, as to any such adjustments shall be final, conclusive and binding upon the Grantee.
     6. Effect of Change in Control.
     (a) For purposes of this Agreement, a Change in Control shall mean any of the following events:
     (i) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); excluding, however the following:
     (1) any acquisition directly from the Corporation or any entity controlled by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation or any entity controlled by the Corporation,
     (2) any acquisition by the Corporation, or any entity controlled by the Corporation,
     (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation or
     (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of Section (iii) below; or
     (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section (b) that any individual, who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result

United States version
of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board, or
     (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Corporate Transaction”) excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction (the “Prior Stockholders”) beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation or any entity controlled by the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the Corporation or other entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of the Corporation or such other entity entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Corporation pursuant to a spin-off, split-up or similar transaction (a “Spin-off”) if, immediately following the Spin-off, the Prior Stockholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, respectively; provided, that if another Corporate Transaction involving the Corporation occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change in Control has occurred; or
     (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.
     (b) In the event of a Change in Control, this Option (to the extent outstanding as of the date such Change in Control is determined to have occurred) if not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.
     7. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. The Plan provides that the Board may amend the Plan, and that the Committee shall administer the Plan. The Grantee, by acceptance of this Option, agrees to be bound by said Plan and such Board and Committee actions.
     8. Termination of the Plan; No Right to Future Grants. By entering into this Non-Qualified Stock Option Agreement, the Grantee acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) that each grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when the Option shall

United States version
be granted, the number of Shares subject to each Option, the Option price, and the time or times when each Option shall be exercisable, will be at the sole discretion of the Corporation; (d) that the Grantee’s participation in the Plan shall not create a right to further employment with the Grantee’s employer and shall not interfere with the ability of the Grantee’s employer to terminate the Grantee’s employment relationship at any time with or without cause; (e) that the Grantee’s participation in the Plan is voluntary; (f) that the value of the Options is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any; (g) that the Option is not part of normal and expected compensation for purposes of calculating any severance, resignation, bonuses, pension or retirement benefits or similar payments; (h) that the right to purchase Common Stock ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Option Agreement; (i) that the future value of the Shares is unknown and cannot be predicted with certainty; (j) that if the underlying Shares do not increase in value, the Option will have no value; and (k) the foregoing terms and conditions apply in full with respect to any prior Option grants to Grantee.
     9. Governing Law. This agreement is governed by and is to be construed and enforced in accordance with the laws of Delaware. Options to purchase shares of Common Stock of the Corporation may not be exercised whenever such exercise or the issuance of any of the optioned Shares would be contrary to law or the regulations of any governmental authority having jurisdiction.